EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2009 accompanying the consolidated financial statements included in this annual report of Titan Energy Worldwide, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to incorporation by reference of said report in the Registration Statement of Titan Energy Worldwide, Inc. (f/k/a Safe Travel Care, Inc.) on Form S-8 (File No. 333-138481).

/s/ UHY LLP

Southfield, Michigan
March 31, 2009